UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 1, 2007 (September 28, 2007)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On September 28, 2007, First Industrial Realty Trust, Inc. (the “Company”), First Industrial, L.P. (the “Operating Partnership”), JP Morgan Chase Bank, N.A. (“Chase”) and certain other lenders entered into an amendment and restatement (the “New Credit Facility”) of that certain Fourth Amended and Restated Unsecured Revolving Credit Agreement dated as of August 23, 2005 among the Operating Partnership, the Company, Chase and the other lenders thereunder (the “Old Credit Facility”). The New Credit Facility commitment provides for $500 million of borrowings by the Operating Partnership, which may be increased, subject to certain conditions, to $700 million. The New Credit Facility matures on September 28, 2012 and provides for interest only payments at LIBOR plus 47.5 basis points or at Prime, at the Operating Partnership’s election. The Company has fully and unconditionally guaranteed payment of borrowings under the New Credit Facility. The Operating Partnership intends to use the New Credit Facility for general business purposes, including, without limitation, working capital needs, interim financing of property acquisitions by the Operating Partnership and its affiliates and repayment of indebtedness. Each of the Company and the Operating Partnership has or may have had with one or more of the lenders party to the New Credit Facility customary banking relationships through which a variety of financial services are or were provided, including investment banking, underwriting, lending, commercial banking, treasury management, trustee and other advisory services, and for which such lenders will receive or have received customary fees and expenses.
The description herein of the New Credit Facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the New Credit Facility filed as Exhibit 10.1 hereto.
The Old Credit Facility commitment was for $500 million, which could be increased, subject to certain conditions, to $600 million. The Old Credit Facility matured on September 28, 2008 and provided for interest only payments at LIBOR plus 62.5 basis points or at Prime, at the Operating Partnership’s election.

Item 1.02.	Termination of a Material Definitive Agreement
The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1.
Fifth Amended and Restated Unsecured Revolving Credit Agreement dated as of September 28, 2007 among the Operating Partnership, the Company, JP Morgan Chase Bank, N.A. and the other lenders thereunder.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Chief Accounting Officer

Date: October 1, 2007